Westfield Financial, Inc. 8-K

Exhibit 99.1

For further information contact: James C. Hagan, President & CEO Leo R. Sagan, Jr., CFO Meghan Hibner, VP Investor Relations Officer 413-568-1911

WESTFIELD FINANCIAL, INC. REPORTS RESULTS FOR THE QUARTER ENDED JUNE 30, 2014 AND DECLARES QUARTERLY DIVIDEND

Loan growth continues to be strong at 13.1% year-over-year

Westfield, Massachusetts, July 23, 2014: Westfield Financial, Inc. (the “Company”) (NasdaqGS:WFD), the holding company for Westfield Bank (the “Bank”), reported net income of $1.3 million, or $0.07 per diluted share, for the quarter ended June 30, 2014, compared to $1.6 million, or $0.08 per diluted share, for the quarter ended June 30, 2013. For the six months ended June 30, 2014, net income was $3.0 million, or $0.16 per diluted share, compared to $3.4 million, or $0.16 per diluted share, for the same period in 2013.

Both the three and six months ended June 30, 2014 included an expense for the provision for loan losses as a result of loan growth, whereas the comparable 2013 periods contained a credit to the provision for loan losses. The three months ended June 30, 2014 included a provision for loan losses of $450,000 compared to a credit to the provision for loan losses of $70,000 in the comparable 2013 period. For the six months ended June 30, 2014 the provision for loan losses was $550,000, compared to a credit of $305,000 in the comparable 2013 period.

Selected financial highlights for second quarter 2014 include:

•	Total loans increased $79.5 million, or 13.1%, to $686.1 million at June 30, 2014 compared to $606.6 million at June 30, 2013. This was primarily due to increases in commercial real estate loans of $42.3 million, commercial and industrial loans of $19.2 million, and residential loans of $18.0 million. On a sequential-quarter basis, total loans increased $37.8 million, or 5.8%, to $686.1 million for the second quarter of 2014. This was primarily due to increases in commercial and industrial loans of $14.5 million, commercial real estate loans of $11.9 million, and residential loans of $11.3 million.

•	Securities declined $110.7 million, or 18.2%, to $496.0 million at June 30, 2014, compared to $606.7 million at June 30, 2013. On a sequential-quarter basis, securities declined by $45.5 million, or 8.4%, at June 30, 2014, compared to $541.5 million at March 31, 2014.

•	Net interest and dividend income increased $64,000 to $7.7 million for the quarter ended June 30, 2014 compared to $7.6 million for the quarter ended June 30, 2013. On a sequential-quarter basis, net interest and dividend income increased $46,000 for the quarter ended June 30, 2014, compared to the quarter ended March 31, 2014.

•	The net interest margin for the quarter ended June 30, 2014 increased 6 basis points to 2.61%, as compared to 2.55% for the second quarter of 2013. On a sequential-quarter basis, the net interest margin decreased 2 basis points for the quarter ended June 30, 2014 compared to the quarter ended March 31, 2014. In the second quarter, we reduced our securities portfolio earlier in the quarter and ultimately closed on a substantial portion of the loan growth later in the quarter. This timing difference was a primary cause of the reduction in net interest margin.

•	Noninterest expense decreased $258,000 to $6.5 million for the quarter ended June 30, 2014, compared to $6.8 million for the quarter ended June 30, 2013. On a sequential-quarter basis, noninterest expense remained stable at $6.5 million.

President and CEO, James C. Hagan stated, “Our loan growth initiatives continue to be successful and I’m pleased with what we have achieved over the past four quarters. Through our continuous calling efforts, we have been able to capitalize on opportunities using our commercial lending expertise along with providing a personalized customer experience with local decision making. To build upon this momentum, as previously announced, our middle market commercial lending group will be moving to downtown Springfield, Massachusetts. This will give us better access to the borrowers and centers of influence in the greater-Springfield area as well as northern Connecticut.”

Additional Income Statement Discussion

Net interest and dividend income increased $64,000 to $7.7 million for the quarter ended June 30, 2014 compared to the same period in 2013. The net interest margin increased 6 basis points to 2.61% for the quarter ended June 30, 2014, compared to 2.55% for the quarter ended June 30, 2013. The cost of average interest-bearing liabilities decreased 6 basis points, driven by lower deposit costs, along with an increase of 3 basis points in the yield on average interest-earning assets, resulting from the shift in interest-earning assets through growing loans and reducing securities.

Net interest and dividend income increased $49,000 to $15.4 million for the six months ended June 30, 2014, as compared to $15.3 million for the same period in 2013. The net interest margin increased 5 basis points to 2.62% for the six months ended June 30, 2014, compared to 2.57% for the six months ended June 30, 2013. The cost of average interest-bearing liabilities decreased 9 basis points, partially offset by a decrease of 1 basis point in the yield on average interest-earning assets.

Noninterest income increased $76,000 to $1.0 million for the quarter ended June 30, 2014, compared to $963,000 for the same period in 2013. The second quarter of 2013 included a loss on prepayment of borrowings of $1.4 million which was substantially offset by securities gains of $823,000 and a gain on bank-owned life insurance death benefit of $563,000.

Noninterest expense decreased $258,000 to $6.5 million for the quarter ended June 30, 2014 compared to $6.8 million for the same period in 2013. This was primarily due to a decrease in salaries and benefits of $152,000 along with a decrease in other expenses of $105,000, driven by a reduction in advertising expense of $40,000. Noninterest expense decreased $237,000 to $13.1 million from $13.3 million for the six months ended June 30, 2014 compared to the same period in 2013, primarily driven by a $170,000 reduction in employee benefits costs. The efficiency ratio, excluding non-core items, was 74.9% for the second quarter of 2014, compared to 78.8% for the same period in 2013 and 75.0% and 77.1% for the six months ended June 30, 2014 and 2013, respectively.

Additional Balance Sheet Discussion

Total deposits increased $35.9 million, or 4.6%, to $818.6 million at June 30, 2014, compared to $782.7 million at June 30, 2013. This was primarily due to increases in money market accounts of $16.6 million, term accounts of $16.2 million, and checking accounts of $9.8 million, partially offset by a decrease in regular savings accounts of $6.6 million. Total deposits increased $11.9 million, or 1.5%, to $818.6 million at June 30, 2014, compared to $806.7 million at March 31, 2014. This was primarily due to increases in money market accounts of $9.5 million and checking accounts of $4.0 million. In addition, short-term borrowings and long term debt decreased $31.5 million to $308.5 million at June 30, 2014 compared to $340.0 million at June 30, 2013.   This was primarily due to a decrease in borrowings from the Federal Home Loan Bank.

Shareholders’ equity was $147.0 million at June 30, 2014 and $151.6 million at March 31, 2014, which represented 11.4% and 11.9% of total assets, respectively. The decrease in shareholders’ equity during the quarter reflects the repurchase of 614,548 shares of common stock for $4.4 million (an average price of $7.23 per share) and the payment of a quarterly dividend of $1.1 million. This was partially offset by net income of $1.3 million for the quarter ended June 30, 2014.

On March 13, 2014, the Company announced a repurchase program under which it may repurchase up to 1,970,000 shares, or 10% of its outstanding common stock. At June 30, 2014, there were 1,433,480 shares remaining under this repurchase program.

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Credit Quality

The allowance for loan losses was $8.0 million at June 30, 2014, $7.6 million at March 31, 2014 and $7.5 million at June 30, 2013, representing 1.17%, 1.17% and 1.23% of total loans, respectively. This represents 248.6%, 244.5% and 228.4% of nonperforming loans at June 30, 2014, March 31, 2014 and June 30, 2013, respectively.

An analysis of the changes in the allowance for loan losses is as follows:

	Three Months Ended
	June 30,	March 31,	June 30,
	2014	2014	2013
	(In thousands)

Balance, beginning of period	$7,567	$7,459	$7,565
Provision (credit)	450	100	(70)
Charge-offs	(13)	(99)	(66)
Recoveries	13	107	44
Balance, end of period	$8,017	$7,567	$7,473

During the second quarter of 2014, nonperforming loans increased $130,000 to $3.2 million from March 31, 2014, representing 0.47% of total loans at June 30, 2014. The increase was due primarily to one commercial and industrial loan relationship. Loans delinquent 30 – 89 days were $5.5 million at June 30, 2014 and $5.4 million at March 31, 2014. There are no loans 90 or more days past due and still accruing interest.

Declaration of Quarterly Dividend

The Board of Directors approved the declaration of a quarterly cash dividend of $0.06 per share. The dividend is payable on August 20, 2014 to all shareholders of record on August 6, 2014.

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About Westfield Financial, Inc.

Westfield Financial, Inc. is a Massachusetts-chartered stock holding company and the parent company of Westfield Bank, Elm Street Securities Corporation, WFD Securities, Inc. and WB Real Estate Holdings, LLC. Westfield Financial and its subsidiaries are headquartered in Westfield, Massachusetts and operate through 11 banking offices located in Agawam, East Longmeadow, Feeding Hills, Holyoke, Southwick, Springfield, West Springfield and Westfield, Massachusetts and one banking office in Granby, Connecticut.  To learn more, visit our website at www.westfieldbank.com.

Forward-Looking Statements

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements contained in this press release, which speak only as of the date made. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, and in subsequent filings with the Securities and Exchange Commission. The Company and the Bank do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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WESTFIELD FINANCIAL, INC. AND SUBSIDIARIES

 Consolidated Statements of Income and Other Data

 (Dollars in thousands, except share and per share data)

 (Unaudited)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
	2014	2014	2013	2013	2013	2014	2013
INTEREST AND DIVIDEND INCOME:
Loans	$6,821	$6,557	$6,458	$6,371	$6,307	$13,378	$12,578
Securities	3,256	3,406	3,594	3,954	3,917	6,662	7,974
Other investments - at cost	63	65	33	20	21	128	40
Federal funds sold, interest-bearing deposits and other short-term investments	3	6	4	3	1	9	3
Total interest and dividend income	10,143	10,034	10,089	10,348	10,246	20,177	20,595

INTEREST EXPENSE:
Deposits	1,288	1,291	1,358	1,390	1,390	2,580	2,777
Long-term debt	1,071	1,011	1,051	1,094	1,188	2,081	2,446
Short-term borrowings	83	77	73	36	31	160	65
Total interest expense	2,442	2,379	2,482	2,520	2,609	4,821	5,288

Net interest and dividend income	7,701	7,655	7,607	7,828	7,637	15,356	15,307

PROVISION (CREDIT) FOR LOAN LOSSES	450	100	120	(71)	(70)	550	(305)

Net interest and dividend income after provision for loan losses	7,251	7,555	7,487	7,899	7,707	14,806	15,612

NONINTEREST INCOME:
Service charges and fees	632	670	625	615	594	1,303	1,164
Income from bank-owned life insurance	386	379	388	388	387	765	773
Gain on bank-owned life insurance death benefit	—	—	—	—	563	—	563
Loss on prepayment of borrowings	—	—	—	(540)	(1,404)	—	(2,830)
Gain on sales of securities, net	21	29	330	546	823	50	2,250
Total noninterest income	1,039	1,078	1,343	1,009	963	2,118	1,920

NONINTEREST EXPENSE:
Salaries and employees benefits	3,665	3,778	3,774	4,059	3,817	7,444	7,625
Occupancy	751	761	731	733	730	1,512	1,434
Data processing	610	515	586	602	602	1,125	1,152
Professional fees	483	512	497	499	527	994	1,037
OREO expense	—	—	—	—	—	—	22
FDIC insurance	177	165	162	169	163	342	324
Other	845	803	738	789	950	1,649	1,709
Total noninterest expense	6,531	6,534	6,488	6,851	6,789	13,066	13,303

INCOME BEFORE INCOME TAXES	1,759	2,099	2,342	2,057	1,881	3,858	4,229

INCOME TAX PROVISION	417	451	533	476	297	868	863
NET INCOME	$1,342	$1,648	$1,809	$1,581	$1,584	$2,990	$3,366

Basic earnings per share	$0.07	$0.09	$0.09	$0.08	$0.08	$0.16	$0.16
Weighted average shares outstanding	18,308,828	18,812,795	19,379,466	19,583,632	20,276,261	18,559,419	20,686,860
Diluted earnings per share	$0.07	$0.09	$0.09	$0.08	$0.08	$0.16	$0.16
Weighted average diluted shares outstanding	18,308,828	18,812,795	19,379,466	19,583,632	20,276,261	18,559,419	20,686,887

Other Data:
Return on average assets (1)	0.42%	0.52%	0.57%	0.49%	0.49%	0.47%	0.52%
Return on average equity (1)	3.64%	4.38%	4.61%	3.96%	3.66%	4.01%	3.82%
Efficiency ratio (2)	74.91	75.07	75.27	77.58	78.78	74.99	77.15
Net interest margin	2.61%	2.63%	2.57%	2.62%	2.55%	2.62%	2.57%

(1)	Three and six month results have been annualized.
(2)	The efficiency ratio represents the ratio of operating expenses divided by the sum of net interest and dividend income and noninterest income, excluding gain and loss on sale of securities, gain on bank-owned life insurance death benefit and loss on prepayment of borrowings.

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WESTFIELD FINANCIAL, INC. AND SUBSIDIARIES

Consolidated Balance Sheets and Other Data

 (Dollars in thousands, except per share data)

 (Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2014	2014	2013	2013	2013
Cash and cash equivalents	$39,362	$21,370	$19,742	$28,418	$15,706
Securities available for sale, at fair value	192,754	233,899	243,204	242,957	417,053
Securities held to maturity, at cost	288,199	292,019	295,013	298,988	173,982
Federal Home Loan Bank of Boston and other restricted stock - at cost	15,056	15,631	15,631	15,631	15,629

Loans	686,068	648,240	637,427	620,154	606,605
Allowance for loan losses	8,017	7,567	7,459	7,311	7,473
Net loans	678,051	640,673	629,968	612,843	599,132

Bank-owned life insurance	47,945	47,558	47,179	46,791	46,403
Other assets	24,951	23,866	26,104	25,703	25,730
TOTAL ASSETS	$1,286,318	$1,275,016	$1,276,841	$1,271,331	$1,293,635

Total deposits	$818,590	$806,695	$817,112	$793,510	$782,682
Short-term borrowings	59,751	58,460	48,197	61,784	69,972
Long-term debt	248,760	248,568	248,377	248,184	269,991
Securities pending settlement	67	195	299	—	—
Other liabilities	12,185	9,512	8,712	10,954	10,573
TOTAL LIABILITIES	1,139,353	1,123,430	1,122,697	1,114,432	1,133,218

TOTAL SHAREHOLDERS' EQUITY	146,965	151,586	154,144	156,899	160,417

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,286,318	$1,275,016	$1,276,841	$1,271,331	$1,293,635

Book value per share	$7.67	$7.66	$7.65	$7.57	$7.73

Other Data:
30- 89 day delinquent loans	$5,539	$5,382	$3,459	$1,860	$1,438
Nonperforming loans	3,225	3,095	2,586	2,933	3,272
Nonperforming loans as a percentage of total loans	0.47%	0.48%	0.41%	0.47%	0.54%
Nonperforming assets as a percentage of total assets	0.25%	0.24%	0.20%	0.23%	0.25%
Allowance for loan losses as a percentage of nonperforming loans	248.59%	244.49%	288.44%	249.27%	228.39%
Allowance for loan losses as a percentage of total loans	1.17%	1.17%	1.17%	1.18%	1.23%

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The following tables set forth the information relating to our average balances and net interest income for the three months ended June 30, 2014, March 31, 2014, and June 30, 2013, and the six months ended June 30, 2014 and 2013, and reflect the average yield on interest-earning assets and average cost of interest-bearing liabilities for the periods indicated.

	Three Months Ended
	June 30, 2014			March 31, 2014			June 30, 2013
	Average		Avg Yield/	Average		Avg Yield/	Average		Avg Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)	$665,024	$6,857	4.12%	$640,855	$6,595	4.12%	$599,149	$6,345	4.24%
Securities(2)	501,132	3,357	2.68	530,046	3,506	2.65	608,404	4,045	2.66
Other investments - at cost	16,546	63	1.52	17,530	65	1.48	17,276	21	0.49
Short-term investments(3)	19,912	3	0.06	13,017	6	0.18	3,280	1	0.12
Total interest-earning assets	1,202,614	10,280	3.42	1,201,448	10,172	3.39	1,228,109	10,412	3.39
Total noninterest-earning assets	72,051			72,994			66,393
Total assets	$1,274,665			$1,274,442			$1,294,502

LIABILITIES AND EQUITY:
Interest-bearing liabilities
Interest-bearing accounts	$41,797	26	0.25	$42,892	28	0.26	$47,533	35	0.29
Savings accounts	81,144	21	0.10	80,462	20	0.10	89,994	35	0.16
Money market accounts	213,227	208	0.39	210,884	193	0.37	195,885	193	0.39
Time certificates of deposit	341,041	1,033	1.21	340,428	1,050	1.23	327,036	1,127	1.38
Total interest-bearing deposits	677,209	1,288		674,666	1,291		660,448	1,390
Short-term borrowings and long-term debt	308,757	1,154	1.50	308,642	1,088	1.41	334,035	1,219	1.46
Interest-bearing liabilities	985,966	2,442	0.99	983,308	2,379	0.97	994,483	2,609	1.05
Noninterest-bearing deposits	130,033			129,423			116,479
Other noninterest-bearing liabilities	10,679			9,077			9,992
Total noninterest-bearing liabilities	140,712			138,500			126,471

Total liabilities	1,126,678			1,121,808			1,120,954
Total equity	147,987			152,634			173,548
Total liabilities and equity	$1,274,665			$1,274,442			$1,294,502
Less: Tax-equivalent adjustment(2)		(137)			(138)			(166)
Net interest and dividend income		$7,701			$7,655			$7,637
Net interest rate spread(4)			2.43%			2.42%			2.34%
Net interest margin(5)			2.61%			2.63%			2.55%
Ratio of average interest-earning
assets to average interest-bearing liabilities			121.97			122.18			123.49

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	Six Months Ended June 30,
	2014			2013
	Average		Avg Yield/	Average		Avg Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)	$653,007	$13,452	4.12%	$594,745	$12,656	4.26%
Securities(2)	515,509	6,861	2.66	610,832	8,246	2.70
Other investments - at cost	17,035	128	1.50	16,975	40	0.47
Short-term investments(3)	16,483	9	0.11	5,635	3	0.11
Total interest-earning assets	1,202,034	20,450	3.40	1,228,187	20,945	3.41
Total noninterest-earning assets	72,520			66,122

Total assets	$1,274,554			$1,294,309

LIABILITIES AND EQUITY:
Interest-bearing liabilities
Interest-bearing checking	$42,342	55	0.26	$48,857	72	0.29
Savings accounts	80,805	41	0.10	90,877	72	0.16
Money market accounts	212,062	401	0.38	185,111	358	0.39
Time certificates of deposit	340,736	2,083	1.22	326,712	2,275	1.39
Total interest-bearing deposits	675,945	2,580		651,557	2,777
Short-term borrowings and long-term debt	308,700	2,241	1.45	340,174	2,511	1.48
Interest-bearing liabilities	984,645	4,821	0.98	991,731	5,288	1.07
Noninterest-bearing deposits	129,730			114,723
Other noninterest-bearing liabilities	9,883			10,021
Total noninterest-bearing liabilities	139,613			124,744

Total liabilities	1,124,258			1,116,475
Total equity	150,296			177,834
Total liabilities and equity	$1,274,554			$1,294,309
Less: Tax-equivalent adjustment(2)		(273)			(350)
Net interest and dividend income		$15,356			$15,307
Net interest rate spread(4)			2.42%			2.34%
Net interest margin(5)			2.62%			2.57%
Ratio of average interest-earning
assets to average interest-bearing liabilities			122.08			123.84

(1)	Loans, including non-accrual loans, are net of deferred loan origination costs and unadvanced funds.

(2)	Securities, loan income and net interest income are presented on a tax-equivalent basis using a tax rate of 34%. The tax-equivalent adjustment is deducted from tax-equivalent net interest and dividend income to agree to the amount reported on the statements of income.

(3)	Short-term investments include federal funds sold.

(4)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(5)	Net interest margin represents tax-equivalent net interest and dividend income as a percentage of average interest-earning assets.

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